Exhibit 1.1

OPay Limited

16,000,000 American Depositary Shares

Representing 160,000,000 Ordinary Shares

(par value US$0.000004 per share)

Underwriting Agreement

__________, 2026

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Deutsche Bank AG, Hong Kong Branch

Level 60 International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

The Standard Bank of South Africa Limited

30 Baker Street

Rosebank

Johannesburg, 2196

South Africa

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street, Central

Hong Kong

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

OPay Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 16,000,000 American Depositary Shares of the Company, each representing ten ordinary shares, par value US$0.000004 per share (the “Ordinary Shares”), of the Company, and, at the election of the Representatives on behalf of the Underwriters, up to 2,400,000 additional American Depositary Shares of the Company. The aggregate of 16,000,000 American Depositary Shares to be sold by the Company are herein called the “Firm ADSs” and the aggregate of 2,400,000 additional American Depositary Shares to be sold by the Company are herein called the “Optional ADSs.” The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated on or about November 2, 2026, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts (the “ADRs”) issued by the Depositary thereunder. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

In a separate concurrent private placement, the Company agrees to sell Ordinary Shares to Stanbic Africa Holdings Limited (the “Private Placement Purchaser”) pursuant to the Subscription Agreement dated as of August 26, 2026 (the “Purchaser Agreement”) in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Act”) (the “Private Placement”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-299385) (the “Initial Registration Statement”) in respect of the Ordinary Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; a registration statement on Form F-6 (File No. 333-299482) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement on Form 8-A (File No. 001-[   ]) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the ADSs has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time the Initial Registration Statement became effective or the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each of the Preliminary Prospectus, the ADS Registration Statement and the Form 8-A Registration Statement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(iii) For the purposes of this Agreement, the “Applicable Time” is [   ] [am/pm] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, if applicable, each Issuer Free Writing Prospectus listed in Schedule II(a) and each Written Testing-the-Waters Communication listed in Schedule II(d) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and, if applicable, each Issuer Free Writing Prospectus listed in Schedule II(a) and each Written Testing-the-Waters Communication listed in Schedule II(d), as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(iv) The Registration Statement conforms, and the Pricing Disclosure Package and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Disclosure Package and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any post-effective amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery (as defined in Section 4 hereof), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof); the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(v) Each of the Company’s principal subsidiaries and its consolidated variable interest entities (each a “Subsidiary” and collectively, the “Subsidiaries”) that are listed on or required to be listed on Exhibit 21.1 to the Registration Statement pursuant to Item 601(b)(21) of Regulation S-K has been identified on Schedule III hereto. For all other purposes of this Agreement, except the first sentence of this Section 1(v), Sections 1(vii), 1(viii), 1(xviii)(ii), 1(xix)(B), 1(xxxv) and Section 8(x) (in each of which “Subsidiaries” shall have the meaning given above), references to the “Subsidiaries” of the Company (including in the expression “the Company and its Subsidiaries”) shall mean all of the subsidiaries and consolidated variable interest entities of the Company. Neither the Company nor any of its Subsidiaries has, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (iii) the issuance of Ordinary Shares pursuant to the Purchaser Agreement in connection with the Private Placement) or long-term debt or material short-term debt of the Company or any of its Subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect on, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, prospects, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in this Agreement;

(vi) The Company and its Subsidiaries have good and marketable title to all real properties and personal properties owned by them, in each case, where material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(vii) Each of the Company and its Subsidiaries has been (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Prospectus and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect, and the tenth amended and restated memorandum and articles of association of the Company adopted by a special resolution on August 25, 2026, effective immediately prior to the completion of the initial public offering of the ADSs, filed as Exhibit 3.2 to the Registration Statement comply with the requirements of applicable Cayman Islands law and, immediately prior to the closing of the offering of the ADSs, will be in full force and effect;

(viii) The Company has an authorized share capital as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to their description contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each Subsidiary of the Company have been duly and validly authorized and issued, are paid in accordance with applicable laws and their respective articles of association and non-assessable and are owned directly or indirectly by the Company (except for the ownership interests disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus), free and clear of all liens, encumbrances, equities or claims. All of the currently effective constitutive or organizational documents of each of the Company’s Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect;

(ix) The Ordinary Shares to be issued and sold by the Company have been duly and validly authorized and, when allotted, issued and delivered against payment therefor as provided herein and registered in the register of members of the Company, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Ordinary Shares is not in violation of any preemptive or similar rights;

(x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(xi) The entry into the Deposit Agreement has been duly authorized and, when the Deposit Agreement is executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, it will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement;

(xii) The Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xiii) The ADSs have been approved for listing on the New York Stock Exchange (the “Exchange”), subject to official notice of issuance;

(xiv) No holder of any ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs; and except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities;

(xv) Neither the Company nor any of its Subsidiaries has taken any action which is designed to or which has constituted or which might have reasonably been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs;

(xvi) There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xvii) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the date that is 365 calendar days after the date of the Prospectus;

(xviii) Neither the Company nor any of its Subsidiaries is (i) in breach or violation of any laws, statutes, regulations, rules, judgments, orders, decrees or writs of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties, assets or operations, (ii) in breach or violation of its respective certificate of incorporation or by-laws (or other applicable constitutive or organizational documents), or (iii) in default in the performance or observance of (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except, in the cases of (i) and (iii) above, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xix) The issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) the provisions of the memorandum and articles of association, the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties;

(xx) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(xxi) There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of its Subsidiaries or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission;

(xxii) No stamp, transaction, registration, or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes or duties are payable by or on behalf of the Underwriters to Nigeria, Singapore, the Cayman Islands, the United Kingdom, Indonesia, Egypt, Pakistan, the United Arab Emirates or any political subdivision or taxing authority thereof or therein on or in connection with (A) the issuance of the Ordinary Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs by the Company to the Underwriters; (D) the sale and delivery of the ADSs by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; and (E) the execution, delivery, performance, enforcement and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if the originals are executed in, brought to, or produced before a court of, the Cayman Islands;

(xxiii) The statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our History and Corporate Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and ADSs, and under the captions “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(xxiv) (A) Each of the Company and its Subsidiaries possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, federal, state, local or foreign Governmental Entities, for the Company and each of its Subsidiaries that are necessary to conduct their respective businesses (collectively, “Governmental Licenses”); (B) each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses; (C) all such Governmental Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Pricing Prospectus and the Prospectus; (D) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License; and (E) neither the Company nor any of its Subsidiaries has any reason to believe that any such Governmental License will not be renewed in the ordinary course; except in the case of (A) and (E) above, where such failure to possess, file or renew would not have a Material Adverse Effect;

(xxv) The Company and its Subsidiaries own, possess, have a valid license to or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of their business now conducted or proposed to be conducted as described in the Registration Statement, the Pricing Prospectus and the Prospectus. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any Subsidiary in violation of the rights of any persons, except in the cases of (i) to (vi) above, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xxvi) (A) Each of the Company and its Subsidiaries has complied with all applicable laws concerning cybersecurity, data security and protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (B) neither the Company nor any of its Subsidiaries is, or is expected to be, subject to any classification under applicable data protection laws that would restrict or prohibit the transactions contemplated hereby; (C) neither the Company nor any of its Subsidiaries is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by any relevant governmental authority; (D) neither the Company nor any of its Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor any of its Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (G) neither the Company nor any of its Subsidiaries has received any communication, enquiry, notice, warning or sanctions with respect to any applicable Data Protection Laws or from any relevant governmental authority; (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by any relevant governmental authority on the Company or any of its Subsidiaries or any of their respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or any of its Subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws; and (J) neither the Company nor any of its Subsidiaries has received any objection to this offering or the transactions contemplated under this Agreement from any relevant governmental authority, except where in the cases of (A), (C), (D), (E), (F) and (G), any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xxvii) The Company and its Subsidiaries, (A) are in compliance with any and all applicable foreign, national, federal, state and local laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect;

(xxviii) Each of the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxix) (i) Each of the Company and its Subsidiaries has timely filed all national, local, federal, state and foreign tax returns required to be filed and has paid all taxes required to be paid (except where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company); and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect; and (ii) any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with GAAP (as defined below);

(xxx) No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries that would have a Material Adverse Effect. The Company and its Subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the Company’s knowledge, is imminent;

(xxxi) Neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described;

(xxxii) Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or to the knowledge of the Company, any other party to any such contract or agreement, except for such terminations and non-renewals that would not result in a Material Adverse Effect;

(xxxiii) There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (including any inquiries or investigations by any governmental entity, domestic or foreign) to which the Company, any of its Subsidiaries or any of their respective executive officers and directors is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than actions, suits or proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that (i) would result in such director or officer being unsuitable for his or her position on the board or in the Company, as the case may be, (ii) would individually or in the aggregate have a Material Adverse Effect, or (iii) are required to be described in the Registration Statement and the Prospectus but are not so described;

(xxxiv) Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(xxxv) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries is currently prohibited, directly or indirectly, from (A) paying any dividends, or making any other distribution on its share capital, (B) making or repaying any loans or advances to the Company or any other Subsidiaries or (C) transferring any of its property or assets to the Company or any other Subsidiaries; and (ii) all dividends and other distributions declared and payable on the share capital of the Subsidiaries of the Company may under the current laws and regulations of the jurisdictions in which such Subsidiaries are organized be converted into foreign currency and freely transferred out of such jurisdictions and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such jurisdictions, and without the necessity of obtaining any governmental authorization, other than compliance by the Nigerian Subsidiaries with applicable Nigerian laws, taxation and foreign exchange control requirements, as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xxxvi) The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Subsidiary;

(xxxvii) No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Pricing Prospectus and the Prospectus;

(xxxviii) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”);

(xxxix) Subject to the assumptions, exceptions and qualifications set forth in the [Registration Statement], the Company does not believe it was a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2025, and, based on the current and expected composition of the Company’s income and assets, the estimated value of its assets (taking into account the expected cash proceeds from, and the anticipated market capitalization following, this offering) and the Company’s conclusion that it qualifies for the active banking exception, the Company does not expect to be a passive foreign investment company for the current taxable year;

(xl) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xli) Ernst & Young Hua Ming LLP, whose reports on the combined and consolidated financial statements of the Company are included in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(xlii) The Company and the Board are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and all rules of the Exchange that are applicable to them as of the date of this Agreement. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and the reporting requirements of the Commission and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting, and (iii) the Company has accounting and financial reporting personnel with the requisite knowledge and experience in the application of U.S. GAAP and Commission reporting requirements;

(xliii) Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected the Company’s internal control over financial reporting;

(xliv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(xlv) To ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, provided that Cayman Islands stamp duty may be payable if the original of this Agreement or the Deposit Agreement is executed in, brought to, or produced before a court of, the Cayman Islands;

(xlvi) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any director or officer nor, to the knowledge of the Company, any employee, agent, representative or person acting for or on behalf of the Company or of any of its Subsidiaries, (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts, or anything else of value, directly or indirectly, to a “government official” (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or person acting in an official capacity for or on behalf of, any of the foregoing) or to any other Person to influence official action or secure an improper advantage or to take any other action in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, any law, statute, or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery, anti-corruption, or anti-kickback law, statute, regulation, order, decree or directive having the force of law of the Cayman Islands, Nigeria, Indonesia, Egypt, Pakistan, Singapore or any other jurisdiction, in each case as amended from time to time (collectively the “Anti-Corruption Laws”); (iii) has taken or will take any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws; and the Company and its Subsidiaries and their respective affiliates have each conducted and will conduct their respective businesses in compliance with applicable Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or any of their respective directors, officers, employees or anyone else acting on their behalf, with respect to the Anti-Corruption Laws is pending or, to the Company’s knowledge, threatened;

(xlvii) Compliance with Anti-Money Laundering Laws. The Company and its Subsidiaries have at all times been in compliance and will comply with all applicable financial recordkeeping and reporting requirements, including, those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986 and with all other applicable anti-money laundering, anti-terrorism financing and proceeds of crime laws and statutes and the rules, regulations and guidelines thereunder that are issued, administered or enforced by the governmental agencies of the United States, Cayman Islands, Nigeria, Indonesia, Egypt, Pakistan, Singapore or any other governmental agency with jurisdiction over the Company or any of its Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or any of their respective directors, officers, employees or anyone else acting on their behalf with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xlviii) Compliance with Sanctions and Export Controls.

(A) Neither the Company nor any of its Subsidiaries, nor any shareholder, director or officer, nor to the knowledge of the Company, any employee, agent, representative, or person acting for or on behalf of the Company or any of its Subsidiaries, is, is acting for or on behalf of, or undertakes any business with an individual or entity (“Person”), that is:

(i) subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union (“EU”) or any EU member state, the United Kingdom (including His Majesty’s Treasury), Cayman Islands, Nigeria, Indonesia, Egypt, Pakistan, Singapore or other relevant sanctions authority (collectively, “Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Non-SDN Chinese Military-Industrial Complex Companies List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List;

(ii) located, organized or resident in a country or territory that is, or whose government is, subject to or the target of comprehensive territorial Sanctions (including, without limitation, the Crimea, Donetsk, Luhansk, Kherson, and Zaporizhzhia regions of Ukraine, Cuba, Iran and North Korea) (each, a “Sanctioned Country”); or

(iii) owned 50 percent or more or controlled by one or more of the foregoing (collectively, “Sanctioned Persons”).

(B) The Company and its Subsidiaries, including any respective shareholder, director or officer thereof, and, to the Company’s knowledge, any employee, agent, representative, or any person acting for or on behalf of the Company or any of its Subsidiaries,

(i) have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction, is a Sanctioned Person, with, in, or relating to any Sanctioned Country, or otherwise in violation of Sanctions;

(ii) have complied and will comply with all applicable Sanctions, and the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, the U.K. Export Control Act 2002 (as amended and extended by the Export Control Order 2008), and other similar export control statute, law, or restriction of the EU, any EU member state or other relevant authority, including all implementing rules and regulations of any of the foregoing, in each case as amended from time to time (collectively, the “Export Control Laws”);

(iii) have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that appears on any export control lists, including the Entity List, the Military End User List, and the Unverified List maintained by the Bureau of Industry and Security of the U.S. Department of Commerce, in violation of the Export Control Laws.

(C) The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person:

(i) to fund or facilitate any dealings, activities or business in, with or relating to any Person that, at the time of such funding or facilitation, is (x) resident or organized in a Sanctioned Country or (y) a Sanctioned Person;

(ii) to procure or otherwise source any items from, export or otherwise transfer any items to, or facilitate any dealings or transactions with any Person in violation of the Export Control Laws; or

(iii) in any other manner that would violate or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, Export Control Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(D) No investigation, inquiry, action or suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or any of their respective directors, officers, employees or anyone else acting on their behalf with respect to any Sanctions or Export Control Laws is pending or, to the Company’s knowledge, threatened;

(xlix) The Company and its Subsidiaries have maintained complete and accurate books and records in accordance with the Anti-Corruption Laws and generally accepted accounting principles. The Company and its Subsidiaries have instituted, maintained, and adhered to, and will continue to maintain and adhere to policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, the Export Control Laws, and Sanctions and with the representations and warranties contained herein;

(l) Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(li) The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and important data pursuant to applicable laws (“Personal and Confidential Data”)) used in connection with their businesses and/or the offering of the ADSs, and there have been no material breaches, violations, outages, leakages or unauthorized uses of or accesses to same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal and Confidential Data and to the protection of such IT Systems and Personal and Confidential Data from unauthorized use, access, misappropriation or modification;

(lii) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the applicable accounting requirements of the Act and present fairly the financial position of the Company and its Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Prospectus and the Prospectus that are required to be described therein;

(liii) The statements set forth under the caption “Critical Accounting Estimates” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus accurately and fairly describe in all material respects (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies;

(liv) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (ii) all material off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(lv) Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and such data is consistent with the sources from which they are derived, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(lvi) All operating and other Company data disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus are true and accurate in all material respects;

(lvii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(lviii) The Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(lix) The choice of the law of the State of New York as the governing law of this Agreement or the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and would be upheld by the courts of the Cayman Islands and applied by such courts in proceedings in relation to this Agreement as the proper law thereof. The Company has the power to submit, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 7.6 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 18 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof and Section 7.6 of the Deposit Agreement;

(lx) The Company, any of its Subsidiaries or any of its respective properties, assets or revenues does not have any right of immunity under Cayman Islands, Nigeria, Indonesia, Egypt, Pakistan, Singapore or New York laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Nigeria, Indonesia, Egypt, Pakistan, Singapore, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof; and

(lxi) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Nigeria (save to the extent that the recognition, registration and enforcement of any such judgment shall be subject to registration and enforcement proceedings in Nigeria, as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus), Pakistan and Singapore, and with respect to the court of Egypt, there is no treaty between Egypt and the United States providing for the reciprocal recognition and enforcement of judgments, and the enforcement of any such judgment in Egypt would be subject to the establishment of reciprocity to the satisfaction of the Egyptian courts, which is not assured, with respect to courts of the Cayman Islands, any final and conclusive monetary judgment for a definite sum obtained against the Company in a New York Court would be treated by the courts of the Cayman Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that (A) the New York Court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process, (B) the judgment was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations, (C) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the New York Court, (D) recognition or enforcement in the Cayman Islands would not be contrary to public policy, and (E) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice. The Company is not aware of any reason why the enforcement in the Cayman Islands, Nigeria, Egypt, Pakistan or Singapore of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Nigeria, Egypt, Pakistan or Singapore.

(lxii) The contractual arrangements entered into by OPay Digital Services Pte. Ltd., a wholly-owned subsidiary of the Company, with the registered shareholders of PT Kredit Utama Fintech Indonesia (“KUFI”), as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) are in full force and effect and are valid, binding and enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (ii) give the Company, through its subsidiary, the ability to exercise effective control over, and receive substantially all of the economic benefits from, KUFI. The Company and its Subsidiaries are in compliance in all material respects with all applicable Indonesian laws and regulations relating to the contractual arrangements, and neither the Company nor any of its Subsidiaries has received any notice from any Indonesian governmental authority questioning the validity or enforceability of such contractual arrangements. Other than any consent or approval required in connection with the exercise of rights under the pledge or option arrangements forming part of such contractual arrangements, no consent, approval or authorization of any Indonesian governmental authority is outstanding or required for the continued validity of such contractual arrangements; no action, suit or proceeding challenging the validity of such contractual arrangements is pending or, to the Company’s knowledge, threatened; and such contractual arrangements do not violate any applicable Indonesian foreign investment or payments licensing laws or regulations.

(lxiii) The offer and sale of the Ordinary Shares to be issued to Stanbic Africa Holdings Limited pursuant to the Purchaser Agreement are exempt from the registration requirements of the Act pursuant to Regulation S thereunder. The Private Placement was and will be conducted in compliance with all applicable laws, rules and regulations applicable to the offer and sale of securities in the jurisdictions in which the Ordinary Shares were or will be offered or sold and did not and will not violate any preemptive right, resale right, right of first refusal or similar right. In connection with such offer and sale, neither the Company nor any person acting on its behalf has engaged in any directed selling efforts (as defined in Regulation S) in the United States. The Private Placement will not be integrated with the offering of the ADSs contemplated by this Agreement pursuant to Rule 152 under the Act or otherwise. The transactions contemplated by the Purchaser Agreement constitute a separate private placement and are not part of, and have not been included in, the order book for the offering of the ADSs contemplated by this Agreement. The Ordinary Shares to be sold in the Private Placement have been duly authorized and, at closing of the Private Placement, will be validly issued, fully paid and non-assessable, and conform to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus. The Private Placement Purchaser has not been granted any preferential, anti-dilution, pre-emptive or similar rights in connection with the Private Placement, other than as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and the Private Placement Purchaser is not acquiring the Ordinary Shares in the Private Placement for the purpose of participating in the distribution of the ADSs contemplated by this Agreement.

(lxiv) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or conversion of outstanding convertible preferred shares;

(lxv) The Company has obtained all corporate approvals of its board of directors and shareholders required under its memorandum and articles of association and applicable law to pursue the proposed secondary listing of its securities described in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Proposed Secondary Listing”). The Proposed Secondary Listing is subject to market conditions, the receipt of all necessary regulatory and other approvals and compliance with the applicable laws, regulations and listing rules of the relevant jurisdiction and securities exchange (collectively, the “Secondary Listing Requirements”). The Proposed Secondary Listing, if pursued, will not conflict with, or result in a breach or violation of, the Secondary Listing Requirements or the Company’s memorandum and articles of association as currently in effect or as will be in effect upon the First Time of Delivery, and, to the Company’s knowledge, there is no reason why it would. Neither the pursuit of the Proposed Secondary Listing nor any approval, condition or undertaking required in connection with it will (A) require any consent, approval or filing in connection with the offering contemplated by this Agreement that has not been obtained or made, (B) restrict the issuance, sale or delivery of the Shares or the ADSs, or the Company’s performance of this Agreement or the Deposit Agreement, or (C) individually or in the aggregate, have a Material Adverse Effect. The description of the Proposed Secondary Listing in the Registration Statement, the Pricing Prospectus and the Prospectus is accurate and complete in all material respects, and all material developments relating to it as of the date hereof have been disclosed therein.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[   ] per ADS, the number of Firm ADSs (to be adjusted by the Representatives so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADSs shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,400,000 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional ADSs to be sold by the Company. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of the Prospectus and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, [9:30] a.m., New York time, on November 2, 2026 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, [9:30] a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP: 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”) all at such Time of Delivery, provided, however, that unless physical delivery is requested by the Representatives, such documents may be delivered electronically. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to [10:00 a.m.], New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives in writing and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; and if at any time prior to each Time of Delivery (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 calendar days after the date of the Prospectus (the “Lock-up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to the offering of any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs, including but not limited to any options or warrants to purchase Ordinary Shares or ADSs or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Ordinary Shares or ADSs or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise (other than (A) the Ordinary Shares or the ADSs to be sold hereunder, (B) the Ordinary Shares to be sold to the Private Placement Purchaser in connection with the Private Placement, or (C) upon the exercise of an option or warrant or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the prior written consent of the Representatives; the restrictions contained in this paragraph shall not apply to (i) the grant of awards under share incentive plan as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Share Incentive Plan”), or the issuance of securities by the Company upon the exercise or settlement, as applicable, of awards granted under any Share Incentive Plan, (ii) any registration statement on Form S-8 to register securities to be issued pursuant to the Share Incentive Plan as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (x) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-up Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period.

(f) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters described in Section 8(n) hereof (the “Lock-up Letters”), in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex A hereto through a major news service at least two business days before the effective date of the release or waiver;

(g) The Company agrees (1) to instruct its share registrar not to give effect to any share transfers directly or indirectly by any shareholder during the respective restricted periods under the applicable Lock-up Letters, other than any transfer as permitted under the Lock-up Letters, and (2) to enter into the Depositary Side Letter (as defined below) with the Depositary;

(h) To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries certified by independent public accountants), provided that the filing of such information through the Commission’s EDGAR shall satisfy this obligation;

(i) During a period of one year from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that it is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission;

(j) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations;

(k) To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at such Time of Delivery;

(l) Not to (and to cause its Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs;

(m) To use its best efforts to list for trading, subject to official notice of issuance, the ADSs on the Exchange;

(n) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission pursuant to and in accordance with Rule 462(b) by [10:00] p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(o) Upon the reasonable written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(p) (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes; and (iv) in any action or proceeding brought in any jurisdiction (including the Republic of Indonesia) in which a final and non-appealable judgment of a New York Court of competent jurisdiction rendered against the Company in connection with this Agreement is not directly enforceable, to the extent that such action or proceeding seeks to recover amounts remaining unpaid under such judgment, to the fullest extent permitted by applicable law, (A) not to contest the merits of any claim that has been finally adjudicated by such New York Court in such judgment, and (B) to accept a certified copy of such judgment as prima facie evidence of the amount adjudged; provided that nothing in this Section 5(p)(iv) shall preclude the Company from raising defenses relating to fraud in obtaining such judgment, lack of due process, public policy or other mandatory requirements of applicable law, or any subsequent payment, satisfaction or discharge of such judgment.

(q) To indemnify and hold harmless the Underwriters against any stamp, transaction, issuance, registration, capital, value-added, documentary, transfer or other similar taxes, including any interest or penalties thereon, payable on or in connection with the creation and issue of the Ordinary Shares and ADSs, the sale and delivery of the ADSs to and by the Underwriters and the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement (net of any refunds or rebates of such taxes, which the Underwriters shall use their ordinary operating procedures to obtain). All payments to be made by the Company pursuant to this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except that no such additional amounts shall be paid (i) for any net income, capital gains or franchise taxes imposed on an Underwriter by a taxing jurisdiction as a result of any present or former connection between such Underwriter and the jurisdiction imposing such withholding or deduction (other than a connection arising solely as a result of this Agreement or the transactions contemplated by this Agreement) or (ii) to the extent of taxes that would not have been imposed but for the failure of the relevant Underwriter to comply, upon reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the applicable taxing authority of the relevant Underwriter (that such Underwriter is legally entitled to comply with) if such compliance is required by law as a precondition to an exemption from, or reduction in, such taxes. If any taxes are collected by withholding or deduction, the Company will, upon reasonable request, provide the relevant Underwriters with copies of documentation evidencing the payment to the proper authorities of the amount of taxes withheld or deducted. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value-added or similar taxes. Where the Company is obliged to pay value-added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value-added or similar tax;

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto and have been submitted to the Commission; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Act and all other fees or expenses incurred by the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters and the initial resale of the ADSs by the Underwriters, including any stamp, transfer or other taxes payable thereon (net of any refunds or rebates of such taxes, which the Underwriters shall use their ordinary operating procedures to obtain); (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, the Deposit Agreement and closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iv) all expenses incurred by the Company in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the ADSs and the Ordinary Shares and all fees and expenses incurred by the Company in connection with listing the ADSs on the Exchange; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent, registrar or depositary; (ix) the costs and expenses of the Company including reimbursement of any costs and expenses paid by Underwriters on behalf of the Company relating to investor presentations on any Testing-the-Waters Communications or any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged by or on behalf of the Company in connection with the roadshow presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, and any such consultants, provided that each Underwriter shall bear its own costs and expenses in connection with such investor presentations, including the travel and lodging expenses of its own representatives, officers and employees; and (x) all other reasonable costs and expenses solely for purposes of the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Agreement, the Underwriters will pay all of their own costs and expenses, including stock transfer taxes on resale of any of the ADSs by them (other than resales to the initial purchasers thereof pursuant to the offering contemplated hereby), and any advertising expenses in connection with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by [10:00] p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462(b) Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall have been issued and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinions and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) Banwo & Ighodalo, Nigeria counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(e) Udo Udoma & Belo-Osagie, Nigeria counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(f) Hutabarat Halim & Rekan, Indonesia counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(g) Sidabutar Suni & Associates, Indonesia counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(h) Harney Westwood & Riegels, Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(i) Mayer Brown LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(j) On the date of the Prospectus and at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Hua Ming LLP shall have furnished to the Representatives a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered on each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(k) Neither the Company nor any of its Subsidiaries shall have (i) sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus there shall not have been any change in the issued shares or long-term debt of the Company or any of its Subsidiaries or any change or effect on, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(l) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either U.S. Federal, New York State, Nigerian, Indonesia, Egypt, Pakistan, Singapore or other relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities, epidemic, pandemic or outbreaks of diseases involving the United States, Nigeria, Indonesia, Egypt, Pakistan, Singapore or the declaration by the United States, Nigeria, Indonesia, Egypt, Pakistan or Singapore of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Nigeria, Indonesia, Egypt, Pakistan, Singapore or the Cayman Islands or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(m) The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(n) The Company shall have obtained and delivered to the Representatives executed copies of the lock-up letters from each of the directors, executive officers, concurrent private placement investor and the Company’s existing shareholders as of the date of this Agreement, as listed on Schedule IV hereto, substantially to the effect set forth in Annex B hereto in form and substance satisfactory to the Representatives;

(o) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(p) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (k) of this Section and as to such other matters as the Representatives may reasonably request;

(q) The Representatives shall have received prior to the execution of this Agreement and at such Time of Delivery a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Pricing Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives;

(r) The Company and the Depositary shall have executed and delivered to the Representatives the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Time of Delivery. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement;

(s) The Company shall have entered into a side letter agreement with the Depositary (the “Depositary Side Letter”), instructing the Depositary, for a period of 365 days after the date of the Prospectus, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any shareholder or any third party, unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-up Period without the prior written consent of each of the Representatives.

(t) At each Time of Delivery, the Representatives shall have received a certificate of the Depositary, in form and substance reasonably satisfactory to the Representatives, executed by one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs to be delivered by the Company at such Time of Delivery, the issuance and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request;

(u) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder;

(v) On or prior to the First Time of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC;

(w) On such Time of Delivery, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, issuance and sale of the Ordinary Shares or ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained;

(x) The Representatives shall have received on and as of each Time of Delivery satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions; and

(y) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Time of Delivery, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Time of Delivery, prevent the issuance or sale of the ADSs.

(z) The Purchaser Agreement shall be in full force and effect and the closing of the transactions contemplated by the Purchaser Agreement shall occur concurrently with or shortly after the First Time of Delivery.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Time of Delivery or Second Time of Delivery or otherwise.

9. (a) The Company will indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and such Underwriter’s and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against such losses, claims, damages or liabilities (or actions in respect thereof) that may arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Company will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim, as well as any costs and expenses incurred in connection with enforcing the indemnification obligations hereunder, including the costs of bringing any original or de novo action in the Republic of Indonesia or any other jurisdiction to realize upon a judgement obtained in a New York court, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement); provided further, that the Company shall not be required under this Section 9(a) to indemnify or reimburse any person entitled to indemnification hereunder in respect of any losses, claims, damages, liabilities, costs or expenses to the extent that such losses, claims, damages, liabilities, costs or expenses are finally judicially determined by a court of competent jurisdiction to result directly from the bad faith, gross negligence or willful misconduct of such person;

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company (the “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus furnished on behalf of each Underwriter: the names and addresses of the Underwriters appearing in the fourth paragraph under the caption “Underwriting”;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action (including any governmental or regulatory investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be instituted involving any indemnified party and it shall notify the indemnifying party of the commencement thereof in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such action and shall pay as incurred the fees and disbursements of such counsel related to such action. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint; notwithstanding the foregoing, the Company shall not be required to contribute under this Section 9(d) in respect of any losses, claims, damages, liabilities, costs or expenses to the extent that such losses, claims, damages, liabilities, costs or expenses are finally judicially determined by a court of competent jurisdiction to result directly from the bad faith, gross negligence or willful misconduct of such person; and

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs; and

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-tenth of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter (including any Underwriter relying on Section 10(c), which shall be deemed a non-defaulting Underwriter) or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) Notwithstanding anything to the contrary in this Agreement, no Underwriter shall be required, whether pursuant to its underwriting commitment, as a result of a failure by any investor to settle its purchase of ADSs, following a default by another Underwriter or otherwise, to purchase, acquire or hold any ADSs to the extent that doing so would, taking into account any ADSs, Ordinary Shares or other interests held, deemed to be held or contracted to be acquired or held by such Underwriter or its affiliates, (i) cause such Underwriter or any of its affiliates to exceed any applicable regulatory threshold relating to ownership, control, voting rights or holdings in the Company or any of its Subsidiaries; (ii) require any regulatory approval, consent, authorization or non-objection that has not been obtained prior to the Time of Delivery; or (iii) otherwise result in a breach of applicable law or regulatory requirements relating to ownership of, or investment in, a regulated financial institution (any ADSs so affected, the “Regulatory Limitation ADSs”). The failure of an Underwriter to purchase, acquire or hold Regulatory Limitation ADSs in reliance on this Section 10(c) shall not constitute a default by such Underwriter under this Agreement, and no other Underwriter shall be required to purchase, acquire or hold any Regulatory Limitation ADSs in excess of the limits set forth in Section 10(a); provided that the Representatives may make alternative arrangements for the purchase of any Regulatory Limitation ADSs in accordance with Section 10(a), and, if such ADSs remain unpurchased, Section 10(a) shall apply to such ADSs as if they were ADSs of a defaulting Underwriter (but without liability on the part of the relying Underwriter). For the avoidance of doubt, nothing in this Section 10(c) shall reduce or otherwise modify any Underwriter’s underwriting commitment as set forth in Schedule I hereto or the obligation to pay the whole of the purchase price for such underwriting commitment under Section 2, or its entitlement to underwriting discounts and commissions under this Agreement , notwithstanding that no Regulatory Limitation ADSs are purchased, acquired, or held by it. This Section 10(c) shall operate solely as a limitation on an Underwriter’s obligation to acquire or hold ADSs in circumstances where the applicable regulatory thresholds or requirements would otherwise be triggered.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, confirmed email or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, United States, Attention: General Counsel, Deutsche Bank AG, Hong Kong Branch, Level 60 International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, the Standard Bank of South Africa Limited, 30 Baker Street, Rosebank, Johannesburg, 2196, South Africa, Attention: Chris Godman, Head of ECM (International) (Email: chris.godman@standardsbg.com), and China International Capital Corporation Hong Kong Securities Limited, 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Project IB_Oasis2025, and if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Legal Department, with a copy sent to legal.sg@opay-inc.com; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, confirmed email or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or confirmed email constituting such Questionnaire, which address will be supplied to the Company by the Representatives on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Pricing Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the ADSs, or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Pricing Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the ADSs, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

The Company has appointed Cogency Global Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, respectively.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars (including, without limitation, any judgment of a court of the Republic of Indonesia denominated in Indonesian Rupiah), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

23. MiFID Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, Deutsche Bank AG, Hong Kong Branch (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the ADSs and the related information set out in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any announcements in connection with the ADSs. The other parties to this Agreement note the application of the Product Governance Rules to the Manufacturer and acknowledge the target market and distribution channels identified as applying to the ADSs by the Manufacturer and the related information set out in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any announcements in connection with the offering of the ADSs.

24. Contractual Recognition of EU Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party and any BRRD Counterparty, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to each BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the BRRD Counterparty of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purpose of this Section 24:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparty” means the parties to this Agreement which are not a BRRD Party;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means the relevant parties to which the BRRD applies;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any BRRD Party.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

OPay Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a
Representative of the several Underwriters named in Schedule I hereto

Citigroup Global Markets Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a

Representative of the several Underwriters

named in Schedule I hereto

Deutsche Bank AG, Hong Kong Branch

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a

Representative of the several Underwriters

named in Schedule I hereto

The Standard Bank of South Africa Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a

Representative of the several Underwriters

named in Schedule I hereto

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
Citigroup Global Markets Inc.
Deutsche Bank AG, Hong Kong Branch
The Standard Bank of South Africa Limited
China International Capital Corporation Hong Kong Securities Limited
B. Riley Securities, Inc.
Needham & Company, LLC

Total:

I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [   ]]

(b)	Additional documents incorporated by reference

[   ]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

Public Offering Price: US$[   ] per ADS

The number of ADSs purchased by the Underwriters is [   ].

(d)	Written Testing-the-Waters Communications

[   ]

II-1

SCHEDULE III

PRINCIPAL SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF THE COMPANY

Name	Place of Incorporation

Principal Subsidiaries

Finja (Private) Limited	Pakistan

OPay Digital Holding Limited	UAE

OPay Digital Services Pte. Ltd.	Singapore

OPay Digital Services Limited	UK

OPay Digital Services Limited	Nigeria

OPay Egypt for E-Payment Services	Egypt

OPay International Pte. Ltd.	Singapore

OPay Microfinance Bank Limited	Nigeria

Soti Payment Limited	Nigeria

Consolidated Variable Interest Entity

PT Kredit Utama Fintech Indonesia	Indonesia

III-1

SCHEDULE IV

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

Concurrent private placement investor:

All shareholders of the Company including:

IV-1

ANNEX A

FORM OF PRESS RELEASE

OPay Limited

[Date]

OPay Limited (the “Company”) announced today that Citigroup Global Markets Inc., Deutsche Bank AG, Hong Kong Branch, the Standard Bank of South Africa Limited and China International Capital Corporation Hong Kong Securities Limited, the lead joint bookrunners in the recent public sale of 16,000,000 American Depositary Shares (“ADSs”), representing 160,000,000 ordinary shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to [   ] ADSs of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [   ], and the ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-1

ANNEX B

FORM OF LOCK-UP LETTER

____________, 2026

Citigroup Global Markets Inc.,

388 Greenwich Street,

New York,

NY 10013,

U.S.A.

Deutsche Bank AG, Hong Kong Branch,

Level 60 International Commerce Centre,

1 Austin Road West, Kowloon,

Hong Kong

The Standard Bank of South Africa Limited

30 Baker Street

Rosebank

Johannesburg, 2196

South Africa

China International Capital Corporation Hong Kong Securities Limited,

29/F, One International Finance Centre,

1 Harbour View Street, Central,

Hong Kong

As representatives (the “Representatives”) of the several Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with OPay Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of ordinary shares, par value US$0.000004 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (the “ADSs”) pursuant to a Registration Statement on Form F-1 and a Registration Statement on Form F-6 to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that would conflict with the terms of this letter (this “Agreement”) during the Restricted Period (as defined below), it will give written notice thereof to the Company and will not consummate such transaction or take any such action unless the Restricted Period has expired or such transaction or action complies with the terms of this Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the listing date and ending on the date that is 365 calendar days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for ADSs or the Ordinary Shares (including without limitation, any such ADSs, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant, including without limitation any such securities now owned or hereafter acquired by the undersigned) (collectively, the “Lock-up Securities”), (b) enter into any hedging, swap or other transactions or arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Lock-up Securities, in cash or otherwise, (c) make any demand for or exercise any right with respect to the registration of any Lock-up Securities, or (d) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-up Securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Lock-up Securities as a bona fide gift, through will or intestacy or by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, (c) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned, (d) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) transfers of Lock-up Securities to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned, or (e) transfers of Lock-up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (d), (f) one or more pledges of shares in any entity that directly or indirectly holds shares in the undersigned (a “Holding Entity”) to any nationally or internationally recognized financial institution (an “Institution”) in a bona fide, arm’s length financing transaction as collateral to secure obligations pursuant to lending or other arrangements between such Institutions (or their affiliates or designees) and the Holding Entity or any similar arrangement relating to a financing agreement for the benefit of the Holding Entity and/or its affiliates, provided that in the case of any transfer or distribution pursuant to clauses (b) through (f), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this Agreement, (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (other than any filing that is required under Section 13 of the Exchange Act to be filed during the Restricted Period), and in the case of any transfer or distribution pursuant to clauses (b) through (e), (iii) such transfer or distribution shall not involve a distribution for value, (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-up Securities, provided that (i) such plan does not provide for the transfer of Lock-up Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer, sale or other disposition of securities may be made under such plan during the Restricted Period, (h) transfers of Lock-up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-up Securities shall remain subject to the provisions of this Agreement or (i) with the prior written consent of the Representatives on behalf of the Underwriters.

For the avoidance of doubt, nothing in this Agreement shall restrict, or require the consent of the Representatives in respect of, any transfer, redemption, withdrawal or issuance of, or any other transaction in, the shares or economic interests of (i) the undersigned or (ii) any intermediate entity having direct or indirect interests in the undersigned.

The undersigned represents and warrants that the undersigned is not currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any violation of the restrictions set forth in this paragraph during the Restricted Period.

The undersigned also agrees and consents that the Company will not instruct its transfer agent and registrar to give effect to any transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs and the underlying Ordinary Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (a) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-up Securities, the Representatives will notify the Company of the impending release or waiver, and (b) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned further understands that this Agreement is irrevocable and all authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The effectiveness and validity of this Agreement are subject to the continuing condition that each other Holder (as defined below) has entered into a legally binding lock-up agreement (each, an “Additional Lock-Up Agreement”) covering all Lock-up Securities held by such Holder prior to the Public Offering, with a lock-up period at least as long as the Restricted Period and restrictions substantially identical to or no less restrictive than those under this Agreement, and that no other Holder has been granted any right, benefit or privilege more favorable than those granted to the undersigned under this Agreement. For purposes of this Agreement, a “Holder” means each record holder of the Company’s issued and outstanding Ordinary Shares.

If the Representatives release any Holder from any restriction contained in such Holder’s Additional Lock-Up Agreement or any other agreement in substantially the same form as this Agreement (each such Holder, a “Released Holder”), the same percentage of the Lock-up Securities held by the undersigned (calculated as the number of ADSs or Ordinary Shares benefiting from such release divided by the total number of ADSs or Ordinary Shares held by the Released Holder immediately before such release) shall be released on the same terms from the corresponding remaining lock-up restrictions set forth herein, effective at the same time as the corresponding release granted to the Released Holder. Notwithstanding the foregoing, the provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not involving a distribution for value, provided that the transferee agrees in writing to be bound by the same terms described in such Additional Lock-Up Agreement. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters).

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. Notwithstanding anything herein to the contrary, if (i) the Public Offering has not occurred on or prior to December 31, 2026, (ii) the Company files an application to withdraw the F-1 Registration Statement, (iii) the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iv) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the offered shares to be sold thereunder, or (v) the Restricted Period expires, then, this Agreement shall terminate and be of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. The undersigned and the Representatives agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by Representatives hereunder. The undersigned also hereby submits to the jurisdiction of the federal or state courts located in the County of New York, State of New York in any proceeding arising out of or relating to this Agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

(please print complete name of entity)

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print full name)		(please print full name)

Title:
(please print full title)

ANNEX C

FORM OF WAIVER OF LOCK-UP

[Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by OPay Limited (the “Company”) of 16,000,000 American Depositary Shares (the “ADSs”), representing ordinary shares, US$0.000004 par value, of the Company, and the lock-up letter dated _______, 2026 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated _______, with respect to [   ] ADSs.

The undersigned hereby agree[s] to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the ADSs, effective _______; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Citigroup Global Markets Inc.
Deutsche Bank AG, Hong Kong Branch
The Standard Bank of South Africa Limited
China International Capital Corporation Hong Kong Securities Limited

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc: Company

C-1